Exhibit 24.1
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Croghan Bancshares, Inc., an Ohio corporation (the “Company”), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its common shares, $12.50 par value per share, for offering and sale pursuant to the Croghan Bancshares, Inc. Amended and Restated 2002 Stock Option and Incentive Plan, hereby constitutes and appoints Rick M. Robertson and Kendall W. Rieman, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all things that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of March 15, 2011.

Signature	Title

/s/ Rick M. Robertson Rick M. Robertson	President, Chief Executive Officer and Director

/s/ Kendall W. Rieman Kendall W. Rieman	Treasurer

/s/ Michael D. Allen Sr. Michael D. Allen Sr.	Director

/s/ James E. Bowlus James E. Bowlus	Director

/s/ James R. Faist James R. Faist	Director

/s/ Claire F. Johansen Claire F. Johansen	Director

/s/ Stephen A. Kemper Stephen A. Kemper	Director

/s/ Daniel W. Lease Daniel W. Lease	Director

/s/ Thomas W. McLaughlin Thomas W. McLaughlin	Director

/s/ Allan E. Mehlow Allan E. Mehlow	Director

/s/ Gary L. Zimmerman Gary L. Zimmerman	Director